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                                                                     Exhibit 5.2





                                  June 20, 2005


Coleman Cable, Inc.
1530 Shields Drive
Waukegan, Illinois 60085

Re:      Coleman Cable, Inc.
         $120,000,000 9 7/8% Senior Notes due 2012
         -----------------------------------------

Ladies and Gentlemen:

         We have acted as special New York counsel to Coleman Cable, Inc., a Delaware corporation (the "Company"), in connection with its new 97/8% Senior Notes due 2012 (the "Exchange Notes") in aggregate principal amount of $120,000,000. The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-4 (the "Registration Statement") relating to the Company's offer to exchange the Exchange Notes for all of its outstanding 97/8% Senior Notes due 2012 (the "Outstanding Notes"). The Exchange Notes will be issued, and the Outstanding Notes were issued, pursuant to an indenture (the "Indenture") among the Company, as issuer, the Notes Guarantors (as defined in the Indenture) and Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Indenture.

         In delivering this opinion, we have examined the following documents:

         (1) the Indenture;

         (2) a form of the Exchange Notes attached to the Indenture as Exhibit A;

         (3) the opinion of Gardner Carton & Douglas LLP, included as
Exhibit 5.1 to the Registration Statement; and

         (4) the opinion of Locke Liddell & Sapp LLP, included as Exhibit 5.3 to the Registration Statement.


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Coleman Cable, Inc.
June 20, 2005
Page 2


         We have made such investigations, as we have deemed necessary in connection with the opinion set forth herein. We have assumed the authority of the Trustee to enter into the Indenture and to authenticate the Exchange Notes, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

         Based upon our examination and assumptions described above, relying on statements of facts contained in the documents we have examined and subject to the qualifications and limitations set forth below, it is our opinion that:

         1. When the Registration Statement has become effective under the Act and the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and exchanged for the Outstanding Notes as contemplated in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

         2. When the Registration Statement has become effective under the Act, the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and exchanged for the Outstanding Notes as contemplated in the Registration Statement and the Note Guarantees of the Exchange Notes have been duly executed by the Note Guarantors in accordance with the provisions of the Indenture, the Note Guarantees of the Exchange Notes will constitute valid and binding obligations of the Note Guarantors, enforceable against the Note Guarantors in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).



         We express this opinion as members of the bar of the State of New York and we do not express any opinion as to matters governed by any federal laws or the laws of any


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Coleman Cable, Inc.
June 20, 2005
Page 3


other state. To the extent that the laws of the State of Illinois, the State of Delaware or the State of Texas may be relevant to this opinion, we have, without having made any independent investigation with respect thereto, assumed the correctness of, and relied upon, the opinion of Gardner Carton & Douglas LLP, which is included in the Registration Statement as Exhibit 5.1, and the opinion of Locke, Liddell & Sapp LLP, which is included in the Registration Statement as
Exhibit 5.3, and the foregoing opinion is subject to the qualifications and limitations set forth in such opinions.

         This opinion addresses only the matters requested by you and you must judge whether the matters addressed herein are sufficient for your purposes. We do not express any opinion as to any other matter.

         In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Arnold & Porter LLP